Exhibit 99.1

Financial Contact:     James S. Gulmi (615) 367-8325
Media Contact:    Claire S. McCall (615) 367-8283

GENESCO REPORTS FIRST QUARTER FISCAL 2015 RESULTS

NASHVILLE, Tenn., May 30, 2014 --- Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the first quarter ended May 3, 2014, of $14.1 million, or $0.60 per diluted share, compared to earnings from continuing operations of $14.5 million, or $0.61 per diluted share, for the first quarter ended May 4, 2013. Fiscal 2015 first quarter results reflect expenses of $7.7 million, or $0.21 per diluted share after tax, including $5.7 million related to a change in accounting for bonus awards; $3.1 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited; and $2.0 million in network intrusion expenses, asset impairment charges and other legal matters, offset by a $3.1 million gain on a lease termination. Fiscal 2014 first quarter results reflected expenses of $10.7 million, or $0.33 per diluted share after tax, including $6.5 million associated with a change in accounting for bonus awards, $2.9 million related to deferred purchase price payments in connection with the acquisition of Schuh Group Limited, and $1.3 million for impairment charges and network intrusion expenses.

Adjusted for the items described above in both periods, earnings from continuing operations were $19.3 million, or $0.81 per diluted share, for the first quarter of Fiscal 2015, compared to earnings from continuing operations of $22.2 million, or $0.94 per diluted share, for the first quarter of Fiscal 2014. For consistency with Fiscal 2015's previously announced earnings expectations and with previously reported adjusted results for the prior year period, the Company believes that the disclosure of the results from continuing operations adjusted for these items will be useful to investors. A reconciliation of earnings and earnings per share from continuing operations in accordance with U.S. Generally Accepted Accounting Principles with the adjusted earnings and earnings per share numbers presented in this paragraph is set forth on Schedule B to this press release.

Net sales for the first quarter of Fiscal 2015 increased 6.3% to $629 million from $591 million in the first quarter of Fiscal 2014. Consolidated first quarter 2015 comparable sales, including same store sales and comparable e-commerce and catalog sales, increased 1%, with a 1% increase in the Journeys Group, a 1% increase in the Lids Sports Group, a 1% decrease in the Schuh Group, and a 1% decrease in the Johnston & Murphy Group.

Robert J. Dennis, chairman, president and chief executive officer of Genesco, said, “We are pleased with our performance given the choppy retail environment, combined with the lack of a meaningful, new fashion driver in the teen footwear space early in the year. We continue to expect stronger comparable sales gains and improved profitability as we move into the back half of the year.

“The second quarter is off to a solid start with comparable sales up 3% through May 24. We are encouraged by the recent pace of business and optimistic that we can build on our current momentum.

“Based on first quarter performance and current visibility, we remain comfortable with our previously announced guidance for adjusted Fiscal 2015 diluted earnings per share in the range of $5.40 to $5.55, a 6% to 9% increase over Fiscal 2014’s adjusted earnings per share of $5.09. Consistent with our previous guidance, these expectations do not include non-cash asset impairments and other charges, partially offset by a gain on a lease termination in the first quarter this year, which we estimate will be in the range of $2.6 million to $3.1 million pretax, or $0.07 to $0.08 per share, after tax, in Fiscal 2015.

Exhibit 99.1

“They also do not reflect compensation expense associated with the Schuh deferred purchase price as described above, which is currently estimated at approximately $7.2 million, or $0.30 per diluted share, for the full year. This guidance assumes a comparable sales increase in the low single digit range for the full fiscal year.” A reconciliation of the adjusted financial measures cited in the guidance to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.

Conference Call and Management Commentary
The Company has posted detailed financial commentary in writing on its website, www.genesco.com, in the investor relations section. The Company's live conference call on May 30, 2014 at 7:30 a.m. (Central time) may be accessed through the Company's internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

Cautionary Note Concerning Forward-Looking Statements
This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses (including, without limitation, sales, margins and earnings) and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, including the amount of required accruals related to the earn-out bonus potentially payable to Schuh management based on the achievement of certain performance objectives; the timing and amount of non-cash asset impairments related to retail store fixed assets or to intangible assets of acquired businesses; weakness in the consumer economy; competition in the Company's markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of the Company's retail product offerings; changes in buying patterns by significant wholesale customers; bankruptcies or deterioration in financial condition of significant wholesale customers; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the Company's ability to continue to complete and integrate acquisitions, expand its business and diversify its product base; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company's prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and control occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences; unexpected changes to the market for the Company's shares; variations from expected pension-related charges caused by conditions in the financial markets; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Exhibit 99.1

About Genesco Inc.
Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in more than 2,570 retail stores and leased departments throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Underground by Journeys, Schuh, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores and the lids.com website, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 3,	May 4,
In Thousands	2014	2013
Net sales	$628,825	$591,388
Cost of sales	312,881	292,951
Selling and administrative expenses*	293,337	271,384
Asset impairments and other, net	(1,111)	1,329
Earnings from operations	23,718	25,724
Interest expense, net	701	1,039
Earnings from continuing operations
before income taxes	23,017	24,685

Income tax expense	8,919	10,176
Earnings from continuing operations	14,098	14,509

Provision for discontinued operations	(125)	(99)
Net Earnings	$13,973	$14,410

*Includes $3.1 million and $2.9 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 3, 2014 and May 4, 2013.

Earnings Per Share Information
	Three Months Ended
	May 3,	May 4,
In Thousands (except per share amounts)	2014	2013
Preferred dividend requirements	$—	$33

Average common shares - Basic EPS	23,369	23,295

Basic earnings per share:
From continuing operations	$0.60	$0.62
Net earnings	$0.60	$0.62

Average common and common
equivalent shares - Diluted EPS	23,692	23,732

Diluted earnings per share:
From continuing operations	$0.60	$0.61
Net earnings	$0.59	$0.61

Exhibit 99.1

GENESCO INC.

Consolidated Earnings Summary
	Three Months Ended
	May 3,	May 4,
In Thousands	2014	2013
Sales:
Journeys Group	$262,123	$257,143
Schuh Group	81,276	68,323
Lids Sports Group	189,266	177,905
Johnston & Murphy Group	63,397	58,425
Licensed Brands	32,462	29,355
Corporate and Other	301	237
Net Sales	$628,825	$591,388
Operating Income (Loss):
Journeys Group	$19,677	$22,213
Schuh Group (1)	(5,141)	(4,643)
Lids Sports Group	8,137	10,796
Johnston & Murphy Group	4,496	3,848
Licensed Brands	3,521	2,921
Corporate and Other (2)	(6,972)	(9,411)
Earnings from operations	23,718	25,724
Interest, net	701	1,039
Earnings from continuing operations
before income taxes	23,017	24,685
Income tax expense	8,919	10,176
Earnings from continuing operations	14,098	14,509

Provision for discontinued operations	(125)	(99)
Net Earnings	$13,973	$14,410

(1)Includes $3.1 million and $2.9 million, respectively, in deferred payments related to the Schuh acquisition for the first quarter ended May 3, 2014 and May 4, 2013.

(2)Includes a $1.1 million gain in the first quarter of Fiscal 2015 which includes a $3.1 million gain for a lease termination, partially offset by $1.2 million for network intrusion expenses and $0.8 million in asset impairments. Includes a $1.3 million charge in the first quarter of Fiscal 2014 which includes $1.2 million in asset impairments and $0.1 million for network intrusion expenses.

Exhibit 99.1

GENESCO INC.

Consolidated Balance Sheet
	May 3,	May 4,
In Thousands	2014	2013
Assets
Cash and cash equivalents	$71,882	$39,668
Accounts receivable	53,746	44,194
Inventories	587,245	509,100
Other current assets	82,912	64,464
Total current assets	795,785	657,426
Property and equipment	280,972	241,534
Other non-current assets	406,150	403,114
Total Assets	$1,482,907	$1,302,074
Liabilities and Equity
Accounts payable	$171,026	$117,923
Current portion long-term debt	7,489	5,576
Other current liabilities	142,470	121,614
Total current liabilities	320,985	245,113
Long-term debt	25,600	47,745
Other long-term liabilities	194,825	182,008
Equity	941,497	827,208
Total Liabilities and Equity	$1,482,907	$1,302,074

Exhibit 99.1

GENESCO INC.

Retail Units Operated - Three Months Ended May 3, 2014
	Balance	Acquisi-			Balance			Balance
	2/2/2013	tions	Open	Close	2/1/2014	Open	Close	5/3/2014
Journeys Group	1,157	—	39	28	1,168	7	3	1,172
Journeys	820	—	20	13	827	2	1	828
Underground by Journeys	130	—	—	13	117	—	—	117
Journeys Kidz	156	—	19	1	174	5	1	178
Shi by Journeys	51	—	—	1	50	—	1	49
Schuh Group	92	—	29	22	99	2	1	100
Schuh UK*	70	—	29	9	90	2	1	91
Schuh ROI	9	—	—	—	9	—	—	9
Schuh Concessions*	13	—	—	13	—	—	—	—
Lids Sports Group	1,053	15	102	37	1,133	19	18	1,134
Johnston & Murphy Group	157	—	13	2	168	1	2	167
Shops	102	—	6	2	106	—	1	105
Factory Outlets	55	—	7	—	62	1	1	62
Total Retail Units	2,459	15	183	89	2,568	29	24	2,573
Permanent Units*	2,446	15	173	69	2,565	29	23	2,571

*Excludes Schuh Concessions and temporary "pop-up" locations.

Comparable Sales (including same store and comparable direct sales)
	Three Months Ended
	May 3,	May 4,
	2014	2013
Journeys Group	1%	(2)%
Schuh Group	(1)%	(11)%
Lids Sports Group	1%	(6)%
Johnston & Murphy Group	(1)%	7%
Total Comparable Sales	1%	(4)%

Exhibit 99.1

Schedule B

Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
First Quarter Ended May 3, 2014 and May 4, 2013

	First	Impact on	First	Impact on
	Quarter	Diluted	Quarter	Diluted
In Thousands (except per share amounts)	Apr 2014	EPS	Apr 2013	EPS
Earnings from continuing operations, as reported	$14,098	$0.60	$14,509	$0.61

Adjustments: (1)
Impairment charges	519	0.02	760	0.04
Deferred payment - Schuh acquisition	3,102	0.13	2,851	0.12
Gain on lease termination	(1,991)	(0.09)	—	—
Change in accounting for bonus awards	3,575	0.15	4,117	0.17
Other legal matters	13	—	(13)	—
Network intrusion expenses	761	0.03	89	—
Higher (lower) effective tax rate	(783)	(0.03)	(66)	—

Adjusted earnings from continuing operations (2)	$19,294	$0.81	$22,247	$0.94

(1) All adjustments are net of tax where applicable. The tax rate for the first quarter of Fiscal 2015is 37.0% excluding a FIN 48 discrete item of less than $0.1 million. The tax rate for the first quarter of Fiscal 2014 is 37.1% excluding a FIN 48 discrete item of less than $0.1 million.

(2) EPS reflects 23.7 million share count for both Fiscal 2015 and 2014, which includes common stock equivalents in both years.

The Company believes that disclosure of earnings and earnings per share from continuing operations adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results.

Genesco Inc.
Adjustments to Reported Operating Income
First Quarter Ended May 3, 2014 and May 4, 2013

	Three Months Ended May 3, 2014
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$19,677	$4,919	$24,596
Schuh Group*	(5,141)	3,102	(2,039)
Lids Sports Group	8,137	—	8,137
Johnston & Murphy Group	4,496	25	4,521
Licensed Brands	3,521	—	3,521
Corporate and Other	(6,972)	(376)	(7,348)

Total Operating Income	$23,718	$7,670	$31,388

*Schuh Group adjustments include $3.1 million in deferred purchase price payments.

Exhibit 99.1

Schedule B

	Three Months Ended May 4, 2013
	Operating	Bonus Adj	Adj Operating
In Thousands	Income	and Other	Income
Journeys Group	$22,213	$1,418	$23,631
Schuh Group*	(4,643)	4,468	(175)
Lids Sports Group	10,796	1,713	12,509
Johnston & Murphy Group	3,848	4	3,852
Licensed Brands	2,921	(6)	2,915
Corporate and Other	(9,411)	3,127	(6,284)

Total Operating Income	$25,724	$10,724	$36,448

*Schuh Group adjustments include $2.9 million in deferred purchase price payments.

Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 31, 2015

In Thousands (except per share amounts)	High Guidance		Low Guidance
	Fiscal 2015		Fiscal 2015
Forecasted earnings from continuing operations	$119,299	$5.03	$115,421	$4.87

Adjustments: (1)
Asset impairment and other charges	1,632	0.07	1,947	0.08
Change in accounting for bonus awards	3,578	0.15	3,578	0.15
Deferred payment - Schuh acquisition	7,228	0.30	7,228	0.30

Adjusted forecasted earnings from continuing operations (2)	$131,737	$5.55	$128,174	$5.40

(1) All adjustments are net of tax where applicable. The forecasted tax rate for Fiscal 2015 is approximately 37.0% excluding a FIN 48 discrete item of $0.1 million.

(2) EPS reflects 23.8 million share count for Fiscal 2015 which includes common stock equivalents.

This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.